UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2016

OncBioMune Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

11441 Industriplex Blvd, Suite 190. Baton Rouge, LA	70809
(Address of principal executive offices)	(Zip Code)

(225) 227-2384

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

General. On November 23, 2016 (the “Original Issue Date”) the Company entered into and closed on the transaction set forth in the Amended and Restated Securities Purchase Agreement (the “Securities Purchase Agreement”) it entered into with three institutional investors (the “Purchasers”) for the sale of the Company’s convertible notes and warrants. Pursuant to the terms provided for in the Securities Purchase Agreement, the Company issued upon closing to the Purchasers for an aggregate subscription amount of $350,000: (i) 14.29% Original Issue Discount 10% Senior Secured Convertible Notes (the “Notes”); and (ii) warrants (the “Warrants”) to purchase 2,333,334 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at an exercise price of $0.175 (subject to adjustments under certain conditions as defined in the Warrants). The closing under the Securities Purchase Agreement occurred on November 23, 2016.

The Notes. The aggregate principal amount of the Notes is $350,000 and the Company will receive $300,000 after giving effect to the original issue discount of $50,000. The Notes bear interest at a rate equal to 10% per annum (which interest rate is increased to 24% per annum upon the occurrence of an Event of Default (as defined in the Notes)), have a maturity date of July 21, 2017 and are convertible (principal, and interest) at any time after the issuance date of the Notes into shares of the Company’s Common Stock at a conversion price equal to $0.15 per share (subject to adjustment as provided in the Note), provided, however, that if an event of default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the Note shall be convertible at 60% of the lowest closing price during the prior twenty trading days of the Common Stock as reported on the OTCQB or other principal trading market (the “Default Conversion Price”). The Notes provide for two amortization payments on the six-month, seven-month and eight-month anniversary of the issue date with each amortization payment being one third of the total outstanding principal and interest. If the six-month amortization payment is made in cash then the payment is an amount equal to 120% of the applicable amortization payment and if the seven-month or the eight-month amortization payments are made in cash then the payment is an amount equal to 125% of the applicable amortization payment. The Notes may be prepaid at any time until the 180th day following the Original Issue Date at an amount equal to (i) 115% of outstanding principal balance of the Note and accrued and unpaid interest during the period from the Original Issue Date through the three months following the Original Issue Date, and (ii) 120% of outstanding principal balance of the Notes and accrued and unpaid interest during months four through six following the Original Issue Date. In order to prepay the Notes, the Company shall provide 20 Trading Days prior written notice to the Holder, during which time the Holder may convert the Notes in whole or in part at the Conversion Price.

The Notes contain certain covenants, such as restrictions on the incurrence of indebtedness, creation of liens, payment of restricted payments, redemptions, payment of cash dividends and the transfer of assets. The Notes also contains certain adjustment provisions that apply in connection with any stock split, stock dividend, stock combination, recapitalization or similar transactions. The conversion price is subject to adjustment if we issue or sell shares of our common stock for a consideration per share less than the conversion price then in effect, or issue options, warrants or other securities convertible or exchange for shares of our common stock at a conversion or exercise price less than the conversion price of the Notes then in effect. If either of these events should occur, the conversion price is reduced to the lowest price at which these securities were issued or are exercisable. We granted the Purchasers certain rights of first refusal on future offerings by us for as long as the Purchasers hold the Notes. In addition, subject to limited exceptions, the Purchasers will not have the right to convert any portion of the Note if the Purchaser, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to its conversion. The Purchaser may increase or decrease this ownership limitation to any percentage not exceeding 9.99% upon 61 days prior written notice to us. In addition, we granted the Purchasers certain rights of first refusal on future offerings by us for as long as the Purchasers hold the Notes.

The Warrants. As described above, holders of the Notes received Warrants to purchase up to 2,333,334 shares of Common Stock. The initial exercise price for the Warrants is $0.175 per share, subject to adjustment as described below, and the Warrants are exercisable for five years after the issuance date. The Warrants are exercisable for shares of Common Stock upon the payment in cash of the exercise price and they are also exercisable on a cashless basis at any time there is no effective registration statement registering the shares of Common Stock underlying the Warrants. The exercise price of the Warrants is subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock and also upon any distributions of assets, including cash, stock or other property to the Company’s stockholders. The exercise price of the Warrants is also subject to full ratchet price adjustment if the Company sells or grants any option to purchase, sell or re-price any Common Stock or Common Stock Equivalents (as defined therein) at an exercise price lower than the then-current exercise price of the Warrant with the exception for certain exempted issuances and subject to certain limitations on the reduction of the exercise price as provided in the Warrants. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of the Common Stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction; provided that upon the occurrence of certain fundamental transactions, the holder can require the Company to purchase the Warrant for cash at a price equal to the higher of the Black Scholes Value of the unexercised portion of the Warrant or difference between the cash per share paid in the fundamental transaction and the exercise price per share. The holder of Warrants will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. The foregoing description is qualified in its entirety by reference to the full text of the form of Warrant filed as Exhibit 10.4 hereto and is incorporated by reference into this Item 1.01.

Ancilliary Agreements. In connection with the Company’s obligations under the Notes, the Company and its subsidiary, OncBioMune, Inc. (the “Subsidiaries”) entered into a Security Agreement, Pledge Agreement and Subsidiary Guaranty with Calvary Fund I LP, as agent, pursuant to which the Company and the Subsidiary granted a lien on all assets of the Company and the Subsidiary (the “Collateral”) excluding permitted indebtedness which includes a first lien held by Regions Bank in connection with the $100,000 revolving promissory note entered into with Regions Bank in October 2014, for the benefit of the Purchasers, to secure the Company’s obligations under the Notes. Upon an Event of Default (as defined in the Notes), the Purchasers may, among other things, collect or take possession of the Collateral, proceed with the foreclosure of the security interest in the Collateral or sell, lease or dispose of the Collateral.

Additional Purchaser Rights and Company Obligations

The Securities Purchase Agreement includes additional purchaser rights and Company obligations including obligations on the Company to reimburse the Purchasers $20,000 for legal fees and expenses, satisfy the current public information requirements under SEC Rule 144(c), obligations on the Company with respect to the use of proceeds from the sale of securities and Purchaser rights to participate in future Company financings. Reference should be made to the full text of the Securities Purchase Agreement filed as Exhibit 10.2 hereto, which is incorporated by reference into this Item 1.01.

The foregoing description of the terms of the Securities Purchase Agreement, the Notes, the Security Agreement, the Warrants, the Pledge Agreement, and the Subsidiary Guaranty, do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information concerning the Company’s issuance of the Notes and Warrants as set forth in Item 1.01 above is incorporated herein to this Item 2.03 by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

Information concerning the Company’s issuance of the Notes and Warrants as set forth in Item 1.01 above is incorporated herein to this Item 3.02 by this reference.

The issuance of the Notes and the Warrants Common is exempt from the registration requirements from the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Notes and the Warrants and has not offered securities to the public in connection with such issuance and sale.

Item 8.01 Other Events.

On November 25, 2016, the Company paid $62,000 as payment in full for the Convertible Promissory Note in the original principal amount of $40,000 issued to Crown Bridge Partners, LLC on May 23, 2016.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1*	Amended and Restated Securities Purchase Agreement dated as of November 23, 2016.

10.2	Form of Note (incorporated by reference to Exhibit 10.2 of the Company’s Form 10-Q filed with the SEC on November 21, 2016).

10.3	Form of Warrant (incorporated by reference to Exhibit 10.3 of the Company’s Form 10-Q filed with the SEC on November 21, 2016).

10.4	Form of Security Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Form 10-Q filed with the SEC on November 21, 2016).

10.5	Form of Pledge Agreement (incorporated by reference to Exhibit 10.5 of the Company’s Form 10-Q filed with the SEC on November 21, 2016).

10.6	Form of Subsidiary Guaranty (incorporated by reference to Exhibit 10.6 of the Company’s Form 10-Q filed with the SEC on November 21, 2016).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCBIOMUNE PHARMACEUTICALS, INC.

Dated: November 28, 2016	By:	/s/ Andrew Kucharchuk
Andrew Kucharchuk
Chief Financial Officer and President